                                                                     EXHIBIT 4.1



                               TETRA TECH, INC.

                         Employee Stock Purchase Plan

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

Article I   -  Purpose and Effective Date..................................   1

Article II  -  Definitions.................................................   1
     2.1         Account...................................................   1
     2.2         Board.....................................................   1
     2.3         Code......................................................   1
     2.4         Committee.................................................   1
     2.5         Common Stock..............................................   1
     2.6         Company...................................................   1
     2.7         Continuous Employment.....................................   1
     2.8         Employee..................................................   1
     2.9         Exchange Act..............................................   2
     2.10        Fair Market Value.........................................   2
     2.11        Leave of Absence..........................................   2
     2.12        Purchase Right............................................   2
     2.13        Purchase Right Period.....................................   2
     2.14        Participant...............................................   2
     2.15        Plan......................................................   3
     2.16        Stockholders..............................................   3
     2.17        Subsidiary................................................   3

Article III -  Eligibility and Participation...............................   3
     3.1         Eligibility...............................................   3
     3.2         Payroll Withholding.......................................   3
     3.3         Limitations...............................................   4
     3.4         Granting of Purchase Rights...............................   4
     3.5         Establishment of Accounts.................................   5

Article IV  -  Purchase Rights.............................................   5
     4.1         Termination of Purchase Rights............................   5
     4.2         Exercise of Purchase Rights...............................   6
     4.3         Termination Event.........................................   6
     4.4         Non-Transferability of Purchase Rights....................   7

Article V   -  Common Stock................................................   7
     5.1         Shares Subject to Plan....................................   7
     5.2         Adjustment Upon Changes in Capitalization.................   7


Article VI   - Plan Administration..........................................  7
     6.1         Administration.............................................  7
     6.2         Indemnification............................................  8

Article VII  - Amendment and Termination....................................  9
     7.1         Amendment and Termination..................................  9
     7.2         Stockholders Approval......................................  9

Article VIII - Miscellaneous Matters........................................  9
     8.1         Uniform Rights and Privileges..............................  9
     8.2         Application of Proceeds....................................  9
     8.4         No Additional Rights.......................................  9
     8.5         Governing Law.............................................. 10

                               TETRA TECH, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                          PURPOSE AND EFFECTIVE DATE

     The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Employees of Tetra Tech, Inc. or any Subsidiary who maintains the Plan in order to increase their proprietary interest in the success of the Company.

     The effective date of the Plan is February 8, 1996.

                                  ARTICLE II
                                  DEFINITIONS

     Whenever capitalized in the text, the following terms shall have the meanings set forth below.

     2.1  "ACCOUNT" shall mean the account established pursuant to Section 3.5
           -------
below to hold a Participant's contributions to the Plan.

     2.2  "BOARD" shall mean the Board of Directors of Tetra Tech, Inc.
           -----

     2.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

     2.4  "COMMITTEE" shall mean the Board of Tetra Tech, Inc. or a committee
           ---------
designated by the Board to administer the Plan. The Board may appoint and remove members of the Committee at any time.

     2.5  "COMMON STOCK" shall mean the common stock of Tetra Tech, Inc.
           ------------

     2.6  "COMPANY" shall mean Tetra Tech, Inc., a Delaware corporation, as well
           -------
as any Subsidiary whose employees participate in the Plan with the consent of the Board.

     2.7  "CONTINUOUS EMPLOYMENT" shall mean uninterrupted employment with the
           ---------------------
Company.  Employment shall not be considered interrupted because of:

          (a) Transfers of employment between the Company and a Subsidiary (or vice versa); or

          (b)  Any Leave of Absence.

     2.8  "EMPLOYEE" shall mean any person employed by the Company.  This term
           --------
does not include members of the Board unless they are employed by the Company in a position in addition to their duties as directors.

     2.9  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

     2.10 "FAIR MARKET VALUE" shall be determined in accordance with the
           -----------------
following rules.

          (a) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

          (b) If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq National Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

          (c) If not included in the Nasdaq National Market, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq Stock Market, or any comparable system on that day.

          (d) If the Common Stock is not included in the Nasdaq Stock Market or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     2.11 "LEAVE OF ABSENCE" shall mean an unpaid leave of absence taken in
           ----------------
accordance with the Company's leave of absence policy. A Participant will not be considered to have incurred a break in Continuous Employment because of a Leave of Absence that does not exceed ninety (90) days. If the Leave of Absence exceeds ninety (90) days, the Participant will be deemed to have incurred a break in Continuous Employment on the ninety-first (91st) day, unless the Participant's rights to reemployment are guaranteed by statute or contract.

     2.12 "PARTICIPANT" shall mean an Employee who has been granted a Purchase
           -----------
Right under the Plan.

     2.13 "PLAN" shall mean the Tetra Tech, Inc. Employee Stock Purchase Plan.
           ----

     2.14 "PURCHASE RIGHT" shall mean a stock option granted pursuant to the
           --------------
Plan.

     2.15 "PURCHASE RIGHT PERIOD" shall mean the fifty-two (52) week period
           ---------------------
designated by the Board. The initial Purchase Right Period shall begin after February 8, 1996 but no later than April 15, 1996.

     2.16 "STOCKHOLDERS" shall mean the holders of Common Stock.
           ------------

     2.17 "SUBSIDIARY" shall mean any corporation (other than the Company) in an
           ----------
unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     3.1  ELIGIBILITY.
          -----------

          (a) All Regular Full-Time Employees and all Regular Part-Time Employees of the Company (as those terms are defined in Tetra Tech Policies and Procedures Number 13) who are regularly scheduled to work more than twenty (20) hours per week are eligible to participate in the Plan, provided they have completed at least three (3) months of Continuous Employment prior to the first day of the applicable Purchase Right Period.

          (b) No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary. For this purpose, an Employee's ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).

     3.2  PAYROLL WITHHOLDING.
          -------------------

          (a)  Employees who have satisfied the eligibility conditions of
     Section 3.1 above may enroll as Participants by executing prior to the commencement of each Purchase Right Period a form provided by the Committee on which they designate:

               (i) The dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than twenty-five dollars ($25) per payroll period; and/or

               (ii) The amount of funds, if any, which they will contribute at the beginning of the Purchase Right Period.

          (b) Once chosen, the rate of contributions for a Purchase Right Period cannot be increased. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up any contributions that he or she failed to make while on a Leave of Absence if the Participant returns to active employment and contributes those amounts before the end of the Purchase Right Period.

     3.3  LIMITATIONS.
          -----------

          (a) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock under the Plan at a rate that exceeds four thousand dollars ($4,000) per Purchase Right Period.

          (b) Furthermore, in no event may a Participant accrue a right to purchase stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries at a rate that exceeds twenty-five thousand dollars ($25,000) per calendar year.

          (c) The dollar limitations of this Section 3.3 apply to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

     3.4  GRANTING OF PURCHASE RIGHTS.
          ---------------------------

          (a) Upon the Employee's completion and return of the enrollment form, the Committee will, at the commencement of the Purchase Right Period, grant a Purchase Right to allow the Participant to purchase the number of whole shares of Common Stock calculated by:

               (i) Multiplying the dollar amount of the deduction designated by the Participant by the number of payroll periods in the Purchase Right Period;

               (ii) Adding the result to the amount of funds (if any) to be contributed by the Participant with the Plan at the beginning of the Purchase Right Period (including amounts rolled over from the previous Purchase Right Period pursuant to Section 4.2(d) below); and

               (iii) Dividing this sum by the Fair Market Value of a share of Common Stock on the first day of the Purchase Right Period.

          (b) Notwithstanding the provisions of Paragraph (a) above, the price at which each share covered by a Purchase Right will be purchased will be the lesser of:

               (i) One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

               (ii) Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period.

          (c) In no event will the provisions of Paragraph (b) increase the number of shares that can be purchased pursuant to the provisions of Paragraph (a) above. Any Participant contributions in excess of those needed to purchase the maximum number of shares determined under Paragraph
     (a) above will either be applied to any subsequent Purchase Right Period or be refunded to the Participant pursuant to the rules of Section 4.2(d) below.

     3.5  ESTABLISHMENT OF ACCOUNTS.
          -------------------------

          (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant. No interest will be earned on those contributions.

          (b) A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section
     4.1 below.


                                  ARTICLE IV
                                PURCHASE RIGHTS

     4.1  TERMINATION OF PURCHASE RIGHTS.
          ------------------------------

          (a) Upon the termination of a Purchase Right, all amounts held in the Participant's Account shall be refunded to the Participant.

          (b) A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting written notice to the Company. The Participant's Purchase Right shall terminate upon his or her withdrawal from the Plan.

          (c) A Purchase Right shall terminate automatically if the Participant holding the Purchase Right ceases to be employed by the Company for any reason (including by reason of an extended Leave of Absence under Section
     2.11 above) prior to the last day of the Purchase Right Period.

          (d) Notwithstanding the provisions of Paragraph (a) above, in the event that a Participant ceases making contributions during a Purchase Right Period, the Participant may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period. However, in no event can a Participant:

               (i) Reduce (but not eliminate) his or her contributions during a Purchase Right Period; or

               (ii) Suspend his or her contributions and recommence making them in the same Purchase Right Period, unless due to a Leave of Absence.

     4.2  EXERCISE OF PURCHASE RIGHTS.
          ---------------------------

          (a) Unless previously terminated, Purchase Rights will be automatically exercised on the last day of the Purchase Right Period.

          (b) Except as provided in Section 3.2(b) above, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds:

               (i)    Deposited at the beginning of a Purchase Right Period;
          and/or

               (ii) Accumulated through payroll deductions made during the Purchase Right Period.

          (c) If the amount in the Participant's Account at the end of the Purchase Right Period is insufficient to purchase all the shares covered by the Purchase Right granted to the Participant, those funds will be used to purchase as many whole shares as possible.

          (d) If the balance of the Participant's Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be applied to any subsequent Purchase Right Period, unless the Participant elects to receive a refund in accordance with rules and procedures prescribed by the Committee. Of course, any funds remaining after the last Purchase Right Period will automatically be refunded to the Participant.

          (e) Stock certificates for the whole number of shares of Common Stock will be distributed as soon as reasonably possible following the date of the exercise of the Purchase Right.

     4.3  TERMINATION EVENT.  The following provisions of this Section 4.3 shall
          -----------------
apply, notwithstanding anything herein to the contrary.

          (a) A "Termination Event" shall be deemed to occur as a result of (i) a transaction in which the Company will cease to be an independent publicly-owned corporation or (ii) a sale or other disposition of all or substantially all the assets of the Company.

          (b) All Purchase Rights shall be automatically exercised immediately preceding the Termination Event. In such an event, the Fair Market Value of the Common Stock on that date for purposes of Section 3.4(b)(ii) above shall be deemed to be the consideration paid for the Common Stock in the transaction.

     4.4  NON-TRANSFERABILITY OF PURCHASE RIGHTS.  A Purchase Right may not be
          --------------------------------------
assigned or otherwise transferred by a Participant other than by will and the laws of descent and distribution. During the lifetime of the Participant, the Purchase Right may be exercised only by the Participant.


                                   ARTICLE V
                                  COMMON STOCK

     5.1  SHARES SUBJECT TO PLAN.
          ----------------------

          (a) The maximum number of shares of Common Stock which may be issued under the Plan is four hundred fifty thousand (450,000) shares, subject to adjustment under Section 5.2 below.

          (b) If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares allocable to the Purchase Right may again become subject to purchase under the Plan.

          (c) The Common Stock issuable under the Plan may be previously unissued or may have been reacquired by the Company in the open market (or otherwise).

     5.2  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.  A proportionate adjustment
          -----------------------------------------
shall be made by the Committee in the number, price, and kind of shares subject to outstanding Purchase Rights if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, recapitalization, reclassification, stock split, stock dividend, or other similar transaction not constituting a Termination Event under Section
4.3 above.


                                  ARTICLE VI
                              PLAN ADMINISTRATION

     6.1  ADMINISTRATION.
          --------------

          (a) The Plan shall be administered by the Committee. The Committee shall have authority to:

               (i)    Interpret the Plan;

               (ii)   Prescribe rules and procedures relating to the Plan; and

               (iii) Take all other actions necessary or appropriate for the administration of the Plan.

          (b) A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

               (i)    A majority of the members present at any meeting; or

               (ii)   All of the members in writing without a meeting.

          (c) All decisions of the Committee shall be final and binding on all Participants.

          (d) No member of the Committee shall be liable for any action or inaction made in good faith with respect to the Plan or any Purchase Right granted under it.

     6.2  INDEMNIFICATION.
          ---------------

          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of his or her duties under the Plan. This indemnity shall not apply, however, if:

               (i) It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

               (ii) The individual fails to assist the Company in defending against any such claim.

          (b) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

     7.1  AMENDMENT AND TERMINATION.  The Board may amend or terminate the
          -------------------------
Plan at any time by means of written action, except with respect to outstanding Purchase Rights. Furthermore, the Board may elect to suspend or recommence the Plan following the end of any Purchase Right Period.

     7.2  STOCKHOLDERS APPROVAL.
          ---------------------

          (a) No shares of Common Stock shall be issued under the Plan unless the Plan is approved by the Stockholders within twelve (12) months before or after the date of the adoption of the Plan by the Board.

          (b) If the Plan is not approved by the Stockholders within the time period specified in Paragraph (a) above, the Plan and all Purchase Rights issued under the Plan will terminate and all contributions will be refunded to the Participants. The approval by the Stockholders must relate to:

               (i)    The class of individuals who may be Participants; and

               (ii) The aggregate number of shares to be granted under the Plan.

     If either of those items are changed, approval of the Stockholders must again be obtained.


                                 ARTICLE VIII
                             MISCELLANEOUS MATTERS

     8.1  UNIFORM RIGHTS AND PRIVILEGES.  The rights and privileges of all
          -----------------------------
Participants under the Plan shall be the same.

     8.2  APPLICATION OF PROCEEDS.  The proceeds received by the Company from
          -----------------------
the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

     8.3  NOTICE OF DISQUALIFYING DISPOSITION.  A Participant must notify the
          -----------------------------------
Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

     8.4  NO ADDITIONAL RIGHTS.
          --------------------

          (a) Neither the adoption of this Plan nor the granting of any Purchase Right shall:

               (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

               (ii) Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

          (b) No Participant shall have any rights as a Stockholder with respect to the shares covered by a Purchase Right until the time at which the Fair Market Value of the Common Stock is determined on the last day of the Purchase Right Period in which the shares were purchased.

          (c) No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Purchase Right.

     8.5  GOVERNING LAW.
          -------------

          (a) The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of Delaware.

          (b) The provisions of this Plan shall be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 423.

     To signify its adoption of the Plan, the Company has caused its execution.

                                       TETRA TECH, INC.,
                                       A DELAWARE CORPORATION


                                       BY:  /s/ James M. Jaska
                                            ---------------------------------


                                       ITS:     Chief Financial Officer
                                            ---------------------------------


                                       DATE:    September 5, 1996
                                            ---------------------------------